                                                             OMB APPROVAL
                                                      --------------------------
                                                      OMB Number:      3235-0059
                                                      Expires: February 28, 2006
                                                      Estimated average burden
                                                      hours per response...12.75

                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-12

                                  CLARCOR INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     5) Total fee paid:

--------------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1) Amount Previously Paid:

--------------------------------------------------------------------------------

     2) Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------

     3) Filing Party:

--------------------------------------------------------------------------------

     4) Date Filed:

--------------------------------------------------------------------------------
PERSONS WHO POTENTIALLY ARE TO RESPOND TO THE COLLECTION OF INFORMATION CONTAINED IN THIS FORM ARE NOT REQUIRED TO RESPOND UNLESS THE FORM DISPLAYS A CURRENTLY VALID OMB CONTROL NUMBER.

SEC 1913 (02-02)

                                  CLARCOR Logo

                                   NOTICE OF
                         ANNUAL MEETING OF SHAREHOLDERS

     The Annual Meeting of Shareholders of CLARCOR Inc. (the "Company") will be held at the offices of Total Filtration Services, Inc., 2911 Research Drive, Rochester Hills, Michigan 48309, on Monday, March 22, 2004 at 9:00 A.M., Eastern Standard Time, for the following purposes:

          1. To elect three Directors for a term of three years each;

          2. To consider and act upon the adoption of the Company's 2004 Employee Stock Purchase Plan; and

          3. To transact such other business as may properly come before the meeting or any adjournment thereof.

     Only holders of CLARCOR Common Stock of record at the close of business on Thursday, February 5, 2004 are entitled to receive notice of and to vote at the meeting or any adjournment thereof.

     Whether or not you plan to attend the meeting, you are requested to sign and date the enclosed proxy and return it promptly in the envelope enclosed for that purpose.

                                           DAVID J. BOYD
                                           Secretary

                  PLEASE SIGN AND DATE THE ACCOMPANYING PROXY
                             AND MAIL IT PROMPTLY.

Rockford, Illinois
February 18, 2004

                                  CLARCOR INC.
                               2323 SIXTH STREET
                                 P.O. BOX 7007
                            ROCKFORD, ILLINOIS 61125

                                PROXY STATEMENT

                         ANNUAL MEETING OF SHAREHOLDERS

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of CLARCOR Inc. (the "Company") for use at the Annual Meeting of Shareholders to be held at the offices of Total Filtration Services, Inc., 2911 Research Drive, Rochester Hills, Michigan 48309, on Monday, March 22, 2004 at 9:00 A.M., Eastern Standard Time, for the purposes set forth in the Notice of Annual Meeting. Total Filtration Services, Inc. is a wholly-owned subsidiary of the Company. This Proxy Statement and the accompanying proxy are being mailed to shareholders on February 18, 2004.

     A shareholder who gives a proxy may revoke it at any time before it is voted by giving written notice of the termination thereof to the Secretary of the Company, by filing with him another proxy or by attending the Annual Meeting and voting his or her shares in person. All valid proxies delivered pursuant to this solicitation, if received in time and not revoked, will be voted. If no specifications are given by the shareholder executing the proxy card, valid proxies will be voted to elect the three persons nominated for election to the Board of Directors listed on the proxy card enclosed herewith, to approve the adoption of the Company's Employee Stock Purchase Plan, and, in the discretion of the appointed proxies, upon such other matters as may properly come before the meeting.

     As of February 5, 2004, the Company had outstanding 25,372,273 shares of Common Stock, constituting the only class of voting securities of the Company outstanding, and each outstanding share is entitled to one vote on all matters to be voted upon. Only holders of CLARCOR Common Stock of record at the close of business on February 5, 2004 are entitled to notice of and to vote at the meeting. A majority of the shares of Common Stock issued and outstanding and entitled to vote at the meeting, present in person or represented by proxy, will constitute a quorum for purposes of the Annual Meeting.

                             ELECTION OF DIRECTORS

NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS

     At the Annual Meeting three directors are to be elected. Proxies will be voted for the election of Messrs. Robert J. Burgstahler, Paul Donovan and Norman
E. Johnson unless the shareholder signing such proxy withholds authority to vote for one or more of these nominees in the manner described on the proxy. If a quorum is present at the meeting, the three candidates for director receiving the greatest number of votes will be elected. Accordingly, withheld votes and broker non-votes will not affect the outcome of the election of directors.

     Messrs. Burgstahler and Johnson are directors of the Company previously elected by its shareholders whose terms in office expire this year. Mr. Donovan was elected by the Board of Directors on March 24, 2003 to replace Mr. Lawrence
E. Gloyd who retired from the Board on that date. If elected, Messrs. Burgstahler, Donovan and Johnson will hold office for a three-year period ending in 2007 or until their respective successors are duly elected and qualified.

     In the event that any of the nominees should for some reason, presently unknown, fail to stand for election, the persons named in the enclosed form of proxy intend to vote for substitute nominees.

INFORMATION CONCERNING NOMINEES AND DIRECTORS

                                                                  YEAR TERM AS
                                                  DIRECTOR          DIRECTOR
                         NAME           AGE         SINCE           EXPIRES
                         ----           ---       --------        ------------
              * Robert J. Burgstahler    59   December 18, 2000       2007
                 Mr. Burgstahler retired as Senior Vice President, Business
                 Development and Corporate Services of 3M, St. Paul,
                 Minnesota, effective in August 2003. He served as Vice
                 President, Finance and Administrative Services of 3M from
                 2000 to 2002, President and General Manager of 3M Canada from
                 1998 to 2000 and Staff Vice President Taxes of 3M from 1995 to 1998. 3M is a diversified manufacturer.
              * Paul Donovan             56    March 24, 2003         2007
                 Mr. Donovan was the Executive Vice President and Chief
                 Financial Officer of Sundstrand Corporation from December
                 1988 to June 1999. Mr. Donovan was Senior/Executive Vice
                 President and Chief Financial Officer of Wisconsin Energy
                 Corporation, Milwaukee, Wisconsin, from August 1999 until
                 June 2003. At that time he became a special advisor to the
                 Chairman of Wisconsin Energy Corporation pending his
                 retirement from Wisconsin Energy Corporation in February
                 2004. Wisconsin Energy Corporation is a holding company with subsidiaries in utility and non-utility businesses, including electric and natural gas energy services, pump manufacturing, waste-to-energy and real estate businesses. Mr. Donovan is a director of AMCORE Financial, Inc., Woodward Governor Company
                 and Solutia, Inc.
              * Norman E. Johnson        55     June 26, 1996         2007
                 Mr. Johnson was elected Chairman, President and Chief
                 Executive Officer of CLARCOR Inc., Rockford, Illinois, in
                 March 2000. He was elected President and Chief Operating
                 Officer, CLARCOR Inc. in June 1995. Mr. Johnson was elected
                 President-Baldwin Filters, Inc. in 1990, Vice
                 President-CLARCOR Inc. in 1992, and Group Vice
                 President-Filtration Products in 1993. He is a director of
                 Amcore Financial, Inc.
                Robert H. Jenkins        60    March 23, 1999         2005
                 Mr. Jenkins is retired Chairman, Hamilton Sundstrand
                 Corporation (formerly Sundstrand Corporation), Rockford,
                 Illinois. He served as Chairman, President and Chief
                 Executive Officer from 1997 to 1999 and as President and
                 Chief Executive Officer, Sundstrand Corporation from 1995 to
                 1997. Hamilton Sundstrand Corporation is an aerospace and
                 industrial company. Mr. Jenkins is a director of AK Steel
                 Holding Corporation, Solutia, Inc., Sentry Insurance, Visteon
                 Corporation and Jason Incorporated.
                Philip R. Lochner, Jr.   60     June 17, 1999         2005
                 Since his retirement from Time Warner, Inc. in 1998, Mr.
                 Lochner has served on corporate boards of public and private companies. Currently, Mr. Lochner is a director of Apria
                 Healthcare Group Inc., Adelphia Communications Corp., GTech
                 Holdings Inc., Solutia Inc. and the Investor Responsibility
                 Research Center.
                Roseann Stevens          49    March 19, 2002         2005
                 Ms. Stevens has been employed by Visteon Corporation,
                 Detroit, Michigan, as Vice President and General Manager,
                 General Motors & Alliance Partners Customer Business Group
                 since 2001. From 1997 to 2001, she was Vice President of
                 Global OEM Accounts of Visteon. Visteon is an automotive
                 systems supplier of integrated systems including climate
                 control, drive-line, interior and electronics systems.
                J. Marc Adam             65    March 23, 1991         2006
                 Mr. Adam is retired Vice President Marketing, 3M, St. Paul,
                 Minnesota. He served as Vice President Marketing from 1995 to
                 1999 and from 1986 to 1995 as Group Vice President, 3M. 3M is a diversified manufacturer. Mr. Adam is a director of
                 Schneider National Inc.
                James L. Packard         61     June 22, 1998         2006
                 Mr. Packard is Chairman and Chief Executive Officer,
                 REGAL-BELOIT Corporation (AMEX), Beloit, Wisconsin since
                 2002. From 1986 to 2002 he served as Chairman, President and
                 Chief Executive Officer. REGAL-BELOIT Corporation is a
                 manufacturer of mechanical and electrical products. Mr.
                 Packard is a director of The First National Bank & Trust
                 Company of Beloit and Manitowoc Company, Manitowoc,
                 Wisconsin.
                Keith E. Wandell         54    March 27, 2001         2006
                 Mr. Wandell has been President-Automotive Group, Johnson
                 Controls, Inc. Plymouth, Michigan since August, 2003. He
                 served as President-Automotive Systems Group, Battery,
                 Johnson Controls, Inc. from 1997 to 2003; Vice President and
                 General Manager-Automotive of Johnson Controls from 1996 to
                 1997; and Vice President Operations from 1993 to 1996.
                 Johnson Controls is a manufacturer of automotive products and facility management and control systems.

------------------------------
* Nominees for election to terms expiring in 2007

THE BOARD OF DIRECTORS

     The Board of Directors consists of nine directors divided into three classes, each class consisting of three directors. One class of directors is elected at each Annual Meeting of Shareholders. The Board has determined that eight of the directors are independent as such term is defined in the listing standards adopted by the New York Stock Exchange ("NYSE") on which the Company's Common Stock is listed and that such directors have no material relationship with the Company. Mr. Norman E.

Johnson, the Chairman of the Board, President and Chief Executive Officer of the Company, is the only director who is not independent as defined in such standards.

     The Board of Directors held five meetings during fiscal 2003. All of the Company's directors attended at least 75% of the aggregate number of meetings of the Board of Directors and Committees of the Board of which they are members.

     In fiscal 2003, directors who were not employees of the Company received an annual retainer of $32,500 and fees of $1,000 for each meeting of the Board of Directors and each separate Committee meeting attended and reimbursement for travel expenses related to attendance at Board and Committee meetings. Non-employee directors who are Chairmen of Committees received an additional annual fee of $3,250 in fiscal 2003.

     Pursuant to the Company's Deferred Compensation Plan for Directors, a non-employee director may elect to defer receipt of the director's fees to which he or she is entitled and to be paid the amounts so deferred, plus interest thereon at the prime rate announced quarterly by Bank One Corporation, or its successor, either when the participant ceases being a director of the Company or upon his or her retirement from his principal occupation or at the time the participant reaches a specified age. None of the directors deferred any portion of the fees payable during fiscal 2003.

     The Board has adopted a Directors' Stock Compensation Plan. Under this Plan, as amended, in lieu of the annual retainer otherwise payable, on the date a person first becomes a non-employee director, and annually thereafter on the date of each annual meeting of shareholders, such person receives a grant of shares of the Company's Common Stock with an aggregate fair market value equal to and in lieu of the amount of the annual retainer for non-employee directors.

     Under the Company's Incentive Plan, each non-employee director is automatically granted, on the date of each annual meeting of shareholders and on the date on which such non-employee director is first elected or begins to serve as a non-employee director, options to purchase 3,750 shares of Common Stock at an option exercise price equal to the fair market value of a share of Common Stock on the date of grant. Such options are fully exercisable on the date of grant and expire ten years after the date of grant. Shares acquired upon exercise of an option may not be sold or transferred during the six month period following the date of grant of such option. As of January 1, 2004, Mr. Adam has fully exercisable options for 37,500 shares, Mr. Donovan has 3,750, Mr. Packard has 21,575, Mr. Jenkins has 18,750, Mr. Lochner has 17,850, Mr. Burgstahler has 12,267, Ms. Stevens has 7,500 and Mr. Wandell has 11,250.

COMMITTEES OF THE BOARD OF DIRECTORS

     During fiscal 2003, the standing committees of the Board of Directors were the Director Affairs/ Corporate Governance Committee, the Audit Committee and the Compensation Committee.

     Directors Affairs/Corporate Governance Committee. The Directors Affairs/Corporate Governance Committee consists of three directors. The present members of the Committee are Messrs. J. Marc Adam, Chairman, and Philip R. Lochner, Jr. and Ms. Roseann Stevens. Each of these directors is independent as such term is defined in the listing standards of the NYSE.

     The Board has adopted a Charter for the Committee. A current copy of that Charter is available on the Company's website: www.clarcor.com. The Charter provides, among other things, that the Committee will make recommendations to the full Board regarding changes to the size and composition of the Board or any committee thereof; identify individuals that the Committee believes are qualified to become Board members and recommend that the Board select such nominee or nominees to stand for election; and identify individuals for appointment to the Board to fill vacancies on the Board.

     The Charter of the Committee requires the Committee to review and evaluate any stockholder nominees for director. The Company's By-laws (available on the Company's website) provide that notice of any proposed nomination by a shareholder for election of a person to the Board shall be delivered to or mailed and received at the principal executive offices of the Company no less than 60 days nor more than 90 days prior to the date of the Annual Meeting of Shareholders at which the election is to be held. Section 2.12 of the By-Laws specifies the information to be included by a shareholder in such a notice.

     The Committee has no specific policy with regard to the minimum qualifications of director candidates. In the recent past, candidates recommended for election to the Board have generally had significant experience and expertise in the manufacture and distribution of disposable and replaceable industrial or automotive products, in international sales and distribution and/or in the preparation and analysis of financial statements and in accounting matters generally. The Company believes that persons with these qualifications are the most qualified to assist the Company in the development of its business and in compliance with its financial reporting responsibilities.

     Messrs. Burgstahler, Donovan and Johnson are the current nominees recommended by the Committee for election to the Board. Messrs. Burgstahler and Johnson are standing for reelection by the shareholders. Mr. Donovan was appointed in March 2003 by the Board to fill a vacancy on the Board and is standing for election by the shareholders for the first time. Mr. Donovan, formerly the Chief Financial Officer of Wisconsin Energy Corporation, was initially recommended to the Committee by Mr. Robert Jenkins, an independent director of the Company who had a previous business relationship with Mr. Donovan.

     In the past the Committee has reviewed potential candidates for election to the Board recommended primarily by Board members or third party search firms. The process has included a review of the candidate's previous business experience and, in some cases, interviews with the candidate. No different process would be applied with respect to nominees recommended by holders of the Company's common stock.

     The Directors Affairs/Corporate Governance Committee met once during fiscal 2003.

     Audit Committee. The Audit Committee was established by the Board in accordance with applicable provisions of the Securities Exchange Act of 1934, as amended. The Audit Committee consists of three directors. The present members of the Committee are Messrs. Robert J. Burgstahler, Paul Donovan and Keith E. Wandell. Each of these directors is independent and financially literate as such terms are defined in the listing standards of the NYSE. Further, Mr. Burgstahler and Mr. Donovan have previously served as the chief financial officers of large, publicly held corporations. Consequently, the Board has determined that Mr. Burgstahler and Mr. Donovan are each an "audit committee financial expert" as such term is defined in applicable rules of the Securities and Exchange Commission.

     The Board has adopted a Charter for the Audit Committee. A current copy of that Charter is attached to this Proxy Statement as Exhibit A and is available on the Company's website: www.clarcor.com.

     The purposes of the Committee include assisting Board oversight of the integrity of the Company's financial statements, its compliance with legal and regulatory requirements, the selection of an independent auditor, determination of the independence auditor's qualifications and independence and the performance of the Company's internal audit function and independent auditors. The Committee also discusses the Company's annual audited financial statements, quarterly financial statements and the earnings press release with management and the independent auditors.

     The Audit Committee met 10 times during fiscal 2003.

     Compensation Committee. The Compensation Committee consists of three directors. The present members of the Committee are Messrs. James L. Packard, Chairman, J. Marc Adam and Robert H. Jenkins. Each of these directors is independent as such term is defined in the listing standards of the NYSE.

     The Board has adopted a written Charter for the Committee. A current copy of that Charter is available on the Company's website: www.clarcor.com.

     The purposes of the Committee include discharging the Board's responsibilities relating to compensation of the Company's executive officers and review and recommendations to the Board with respect to compensation plans, policies and programs. The Committee annually reviews and approves corporate goals and objectives relevant to the compensation of the Company's Chief Executive Officer and, together with the other independent directors, determines and approves the compensation level of the Chief Executive Officer. The Committee also makes recommendations to the full Board with respect to the compensation of the Company's other executive officers and approves grants and awards of restricted stock and stock options under the Company's Incentive Plans.

     The Committee met three times during fiscal 2003.

EXECUTIVE SESSIONS OF THE BOARD; COMMUNICATIONS WITH THE BOARD

     The Company's Corporate Governance Guidelines (available on the Company's website: www.clarcor.com) provide that at each meeting of the Board of Directors the independent directors shall meet separately from the management of the Company. Mr. Norman E. Johnson, a director and the Chairman, President and Chief Executive Officer of the Company, does not attend these executive sessions. Under the Guidelines, these sessions are chaired on a rotating basis by the chairperson of one of the standing committees of the Board (currently the Audit Committee, the Compensation Committee and the Directors Affairs/Corporate Governance Committee).

     The Board has adopted a process for holders of the Company's common stock and other interested parties to send written communications to the Board. Such communications should be sent to the Corporate Secretary at CLARCOR Inc., 2323 Sixth Street, P.O. Box 7007, Rockford, Illinois 61125. The Corporate Secretary will forward all such communications to the Chairman of the Directors Affairs/ Corporate Governance Committee of the Board. That Committee will determine whether any such communication will be distributed to the full Board or, if requested by the sender, only to the non-management directors.

     The Board has adopted a policy which recommends that all directors personally attend each annual and special meeting of the shareholders of the Company. At the last Annual Meeting of Shareholders held on March 24, 2003, eight of the directors then in office were in attendance.

               BENEFICIAL OWNERSHIP OF THE COMPANY'S COMMON STOCK

CERTAIN BENEFICIAL OWNERS

     The following table provides information concerning each person who is known to the Company to be the beneficial owner of more than 5% of the Company's Common Stock:

                                                                 SHARES          PERCENT
NAME AND ADDRESS                                              BENEFICIALLY         OF
OF BENEFICIAL OWNER                                              OWNED            CLASS
-------------------                                           ------------       -------
Gabelli Funds, LLC .........................................   2,466,883(1)       9.72%
GAMCO Investors, Inc.
One Corporate Center
Rye, NY 10580-1434
Liberty Wanger Asset Management, L.P. ......................   1,737,600(2)       6.85%
227 West Monroe Street, Suite 3000
Chicago, Illinois 60606

------------------------------
(1) Based upon information contained in a Schedule 13D dated December 17, 2003 filed with the Securities and Exchange Commission by certain Gabelli entities.

(2) Based upon information contained in a Schedule 13F filed October 20, 2003 with the Securities and Exchange Commission by Liberty Wanger Asset Management, L.P. on behalf of certain Wanger entities.

DIRECTORS, NOMINEES AND EXECUTIVE OFFICERS

     The following table provides information concerning the shares of common stock of the Company beneficially owned as of January 15, 2004 by all directors and nominees, each of the executive officers named in the Summary Compensation Table on page 7 and by all directors, nominees and executive officers of the Company as a group:

                                                                 SHARES      PERCENT
NAME OF PERSON OR                                             BENEFICIALLY     OF
IDENTITY OF GROUP                                                OWNED        CLASS
-----------------                                             ------------   -------
J. Marc Adam (2)............................................      57,924         *
Robert J. Burgstahler (2)...................................      16,018         *
Paul Donovan (2)............................................       4,647         *
Robert H. Jenkins (2).......................................      25,218         *
Norman E. Johnson (1)(3)....................................     736,078      2.76%
Philip R. Lochner, Jr. (2)..................................      23,937         *
James L. Packard (2)........................................      28,895         *
Roseann Stevens (2).........................................       9,412         *
Keith E. Wandell (2)........................................      14,549         *
Sam Ferrise (1)(3)..........................................      59,063         *
Bruce A. Klein (1)(3).......................................     228,397         *
David J. Boyd (1)(3)........................................      34,300         *
David J. Lindsay (1)(3).....................................     151,027         *
All directors and executive officers as a group
  (16 persons) (1)(2)(3)(4).................................   1,717,661      6.45%

------------------------------
 *  Less than one percent.

(1) Includes Restricted Stock Units granted under the 1994 Incentive Plan.

(2) Includes shares granted under the Directors' Stock Compensation Plan and shares subject to stock options granted to Directors pursuant to the Company's 1994 Incentive Plan. See "Election of Directors -- Meetings and Fees of the Board of Directors."

(3) Includes all shares subject to stock options granted pursuant to the Company's 1984 Stock Option Plan and the 1994 Incentive Plan. For information as to the total number of shares subject to options granted to Messrs. Johnson, Ferrise, Klein, Boyd and Lindsay and the options which are exercisable by them within 60 days, see the table on page 9.

(4) Includes 1,239,805 shares subject to stock options of which 153,500 were granted on December 14, 2003. Options for 763,395 shares are exercisable within 60 days. Also includes 30,225 deferred and 49,863 non-vested Restricted Stock Units.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Each director and each officer of the Company who is subject to Section 16 of the Securities Exchange Act of 1934 (the "Act") is required by Section 16(a) of the Act to report to the Securities and Exchange Commission, by a specified date, his or her beneficial ownership of or transactions in the Company's Common Stock. Reports received by the Company indicate that all such officers and directors have filed all requisite reports with the Securities and Exchange Commission on a timely basis during 2003. To the knowledge of the Company, no person or entity owns beneficially 10% or more of its outstanding Common Stock.

            COMPENSATION OF EXECUTIVE OFFICERS AND OTHER INFORMATION

     The following Summary Compensation Table sets forth the cash compensation and certain other components of the compensation of Norman E. Johnson, the Chairman, President and Chief Executive Officer of the Company and the other four most highly compensated executive officers of the Company for the fiscal year that ended on November 29, 2003.

                           SUMMARY COMPENSATION TABLE

                                                                                        LONG TERM COMPENSATION
                                                                                 ------------------------------------
                                                   ANNUAL COMPENSATION                   AWARDS             PAYOUTS
                                            ----------------------------------   -----------------------   ----------
                                                                       OTHER                                               ALL
                                                                      ANNUAL     RESTRICTED   SECURITIES                  OTHER
                                                                      COMPEN-      STOCK      UNDERLYING      LTIP       COMPEN-
NAME AND PRINCIPAL POSITION          YEAR   SALARY(2)    BONUS(3)    SATION(4)   AWARDS(5)    OPTIONS(6)   PAYOUTS(7)   SATION(8)
-----------------------------------  ----   ---------    --------    ---------   ----------   ----------   ----------   ---------
Norman E. Johnson (1)..............  2003   $546,154    $1,091,644     $  --      $222,063     172,508      $     --     $76,852
Chairman, President and Chief        2002    500,000       700,387        --       220,000      55,000            --      30,341
Executive Officer                    2001    449,231        94,339        --       185,000      99,452       192,652      24,506
Sam Ferrise (9)....................  2003    281,154       390,457        --        99,646      17,500            --      12,187
President -                          2002    270,346       301,464        --        27,500      10,000            --       5,998
Baldwin Filters, Inc.                2001    171,635        65,258        --            --          --            --       1,453
Bruce A. Klein.....................  2003    264,000       376,913        --        93,670      48,312            --      36,378
Vice President, Finance and          2002    252,000       252,221        --        93,280      20,000        45,400      17,919
Chief Financial Officer              2001    241,846        29,022        --        86,340      26,624       101,374      14,798
David J. Boyd......................  2003    164,423       164,324        --        41,667       8,000        28,941       6,724
Vice President, General              2002    157,500       110,348        --        41,250       5,000        14,432       6,249
Counsel and Corporate Secretary      2001    151,154        15,872        --        38,536       5,000            --       5,534
David J. Lindsay...................  2003    159,539       159,442        --        40,375      27,454            --      25,508
Vice President, Administration and   2002    154,000       107,786        --        40,728      20,933            --       9,444
Chief Administrative Officer         2001    145,538        13,099        --        37,000      21,295        46,367       8,401

------------------------------
(1) Mr. Johnson serves as a director of the Company but receives no separate remuneration in that capacity.

(2) Includes compensation deferred by the Company's executive officers pursuant to the Company's Retirement Savings Plan and the Company's Deferred Compensation Plan.

(3) Cash bonuses paid under the Company's Annual Incentive Plan.

(4) The aggregate value of all perquisites and personal benefits did not exceed the lesser of either $50,000 or 10% of the total annual salary and bonus reported for the named executive officers in the Summary Compensation Table.

(5) Represents restricted stock units (the "Restricted Stock Units") granted pursuant to the 1994 Incentive Plan. Restricted Stock Units provide for the issuance of Common Stock to the grantee over a four year period. 25% of the total number of Restricted Stock Units vest on each anniversary of the grant so long as the grantee remains in the employment of the Company or one of its subsidiaries. Until Restricted Stock Units vest and shares of Common Stock are issued in conversion of the Restricted Stock Units, the grantee does not have any rights as a shareholder of the Company, but prior to vesting the grantee will receive a cash payment equal to the dividends paid on the Common Stock. The Restricted Stock Units permit a grantee to defer the issuance of Common Stock pursuant to the Restricted Stock Units for a period of years or until the termination of the grantee's employment by the Company. During 2003, Messrs. Johnson, Ferrise, Klein and Lindsay deferred vesting with respect to 5,483, 250, 2,487 and 1,093 Restricted Stock Units, respectively. On November 30, 2003 the named executive officers held an aggregate of 53,174 Restricted Stock Units with a total value of $1,331,221, based upon the closing market price of the Company's Common Stock at the date of grant.

(6) Consists of options and replacement options granted under the Company's 1994 Incentive Plan to acquire shares of the Company's Common Stock. See
    "-- Stock Options" below.

(7) Consists of Performance Shares and Performance Units distributed and paid under the Performance Share Plan at the close of the Performance Cycle ending in the year and shares of Common Stock issued upon the vesting of Restricted Stock Units. The amounts shown for 2001 are equal to the number of Performance Shares and Performance Units paid and distributed, multiplied by the average of the closing prices of a share of the Company's Common Stock for the last 30 trading days of the last fiscal year in the Performance Cycle. No further awards will be made under the Performance Share Plan and none of the named executive officers have any outstanding Performance Shares or Performance Units. The amounts shown for 2003 and 2002 are calculated based on the closing price of shares of Common Stock (on the date of issuance) issued upon the vesting of Restricted Stock Units.

(8) The amounts shown in this column for All Other Compensation for the last fiscal year are derived from the following figures: Messrs. Johnson, Ferrise, Klein, Boyd and Lindsay respectively: $13,654; $6,758; $6,600; $4,110 and $3,989 - Company match for employee stock purchase plan; Messrs. Johnson, Ferrise, Klein, and Lindsay respectively: $3,000; $3,000; $3,211 and $3,170 - Company match for 401(k) plan; Messrs. Johnson, Klein, and Lindsay respectively: $43,539; $17,360 and $15,023 - payments in respect of certain split dollar insurance policies; Messrs. Johnson, Ferrise, Klein, Boyd and Lindsay respectively: $2,472; $417; $3,687; $912 and $559 - Company paid group insurance premium; Messrs. Johnson, Ferrise, Klein, Boyd and Lindsay respectively: $14,187; $2,012; $5,520; $1,702 and $2,767 - Company
    paid compensation for dividends on Restricted Stock Units.

(9) Mr. Ferrise began employment with Baldwin Filters, Inc., a wholly-owned subsidiary of the Company, on April 2, 2001.

     Each officer of the Company is elected by the Board of Directors for a term of one year which begins at the Board of Directors meeting at which he or she is elected held in conjunction with the Annual Meeting of Shareholders and ends on the date of the next Annual Meeting of Shareholders or upon the election of his or her successor.

STOCK OPTIONS

     The following table provides information with respect to stock options granted during fiscal year 2003 under the Company's 1994 Incentive Plan, as amended, to the five individuals named in the Summary Compensation Table:

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                  INDIVIDUAL GRANTS
                                      --------------------------------------------------------------------------
                                      NUMBER OF
                                      SECURITIES     % OF TOTAL
                                      UNDERLYING      OPTIONS
                                       OPTIONS       GRANTED TO
                                       GRANTED      EMPLOYEES IN    EXERCISE     EXPIRATION       GRANT DATE
               NAME                      (1)        FISCAL YEAR     PRICE (2)       DATE       PRESENT VALUE (3)
               ----                   ----------    ------------    ---------    ----------    -----------------
N. E. Johnson.....................      60,000          12.5%        $32.30       12/14/12         $525,600
                                        18,837(4)        3.9          36.30       12/04/04           82,883
                                        24,281(4)        5.1          36.30       12/19/05          132,331
                                        29,552(4)        6.2          36.30       12/18/06          190,019
                                        39,838(4)        8.3          36.30       12/16/07          287,630
S. Ferrise........................      17,500           3.6          32.30       12/14/12          153,300
B. A. Klein.......................      22,000           4.6          32.30       12/14/12          192,720
                                         7,060(4)        1.5          36.40       01/25/05           32,123
                                         9,555(4)        2.0          36.40       12/19/05           53,890
                                         9,697(4)        2.0          36.40       12/18/06           64,485
D. J. Boyd........................       8,000           1.7          32.30       12/14/12           70,080
D. J. Lindsay.....................      11,500           2.4          32.30       12/14/12          100,740
                                         4,705(4)        1.0          36.40       12/04/04           21,408
                                         4,851(4)        1.0          36.40       12/19/05           27,360
                                         6,398(4)        1.3          36.40       12/18/06           42,547

------------------------------
(1) Consists of nonqualified options issued for a ten year term (other than as noted in footnote (4)) with a four year vesting schedule (see "Long-Term Incentive Plan" in the Report of the Compensation Committee).

(2) Closing price of Common Stock as reported on the New York Stock Exchange Composite Transactions at date of grant.

(3) Options are valued using Cox-Ross-Rubinstein Binomial Model, which is a variation of the Black-Scholes Option Pricing Model using the following assumptions:

     (i) an expected option term of seven years to exercise (based on estimated prior experience);

     (ii) interest rates ranging from 1.38% to 3.87% depending on the date of grant and based on the quoted yield of Treasury Strips;

     (iii) dividends of $.4825 per share of Common Stock; and

     (iv) stock price volatility of 24.5% based upon the monthly stock closing prices for the preceding 7 years.

(4) These grants resulted from the exercise of an option and from the payment of the related exercise price by the optionee using shares of previously owned Company Common Stock. Under these circumstances, the 1994 Incentive Plan permits the grant of options ("replacement options") for the number of shares used in payment of the exercise price. The exercise price for each replacement option is equal to the market value of the Company's Common Stock on the date of such exercise and replacement options expire on the same date as the original option which was exercised. The replacement option grants do not contain the replacement feature.

     The following table sets forth certain information regarding option exercises during the fiscal year and the unexercised options held by such individuals at November 29, 2003.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                                     NUMBER OF         VALUE OF UNEXERCISED
                                    NUMBER OF                   UNEXERCISED OPTIONS    IN-THE-MONEY OPTIONS
                                     SHARES                          AT FY-END              AT FY-END
                                   ACQUIRED ON      VALUE          EXERCISABLE/            EXERCISABLE/
             NAME                   EXERCISE       REALIZED      UNEXERCISABLE (1)      UNEXERCISABLE (2)
             ----                  -----------    ----------    -------------------    --------------------
N. E. Johnson..................      183,316      $3,614,680      326,353/150,948      $5,785,463/2,977,099
S. Ferrise.....................           --              --        11,875/20,625           183,744/284,281
B. A. Klein....................       41,250         928,687        96,530/45,406         1,792,896/835,399
D. J. Boyd.....................           --              --          8,250/9,750           158,543/141,277
D. J. Lindsay..................       29,454         584,558        58,539/26,278         1,096,125/497,030

------------------------------
(1) On December 14, 2003, subsequent to the fiscal year-end, additional option grants were awarded as follows: Mr. Johnson 60,000; Mr. Ferrise 17,500; Mr. Klein 22,000; Mr. Boyd 8,000 and Mr. Lindsay 11,500.

(2) Based on the $43.79 closing price of Common Stock as reported on the New York Stock Exchange Composite Transactions on November 28, 2003, the last trading date prior to the Company's fiscal year-end close on Saturday, November 29, 2003.

RETIREMENT PLANS

     Most current employees of the Company and certain of its subsidiaries, including the individuals named in the Summary Compensation Table, are eligible to receive benefits under the CLARCOR Inc. Pension Plan (the "Pension Trust"). The amount of the Company's contribution to the Pension Trust in respect to a specified person cannot be individually calculated. During fiscal 2003 the Company made a $3,000,000 contribution to the Pension Trust.

     The Pension Trust provides benefits calculated under a Social Security step-rate formula based on career compensation. Benefits are payable for life with a guarantee of 120 monthly payments. The formula accrues an annual benefit each plan year equal to the sum of (a) plan year compensation up to age 65 covered compensation ($42,000 in fiscal 2004) in effect each December multiplied by .012 plus (b) any excess of such plan year compensation over age 65 covered compensation (subject to Internal Revenue limitations applicable to all qualified retirement plans) multiplied by .0175. The aggregate of all annual accruals plus the benefit accrued at November 30, 1989 under prior plans is the amount of annual pension.

     Estimated annual retirement benefits payable under the Pension Trust at normal retirement (age 65) for Messrs. Johnson, Ferrise, Klein, Boyd and Lindsay are $68,173, $5,185, $21,532, $7,726, and

$89,622, respectively. Such annual retirement benefits are not subject to any reduction for Social Security amounts.

     Effective January 1, 2004, the Board adopted a program pursuant to which the pension benefits payable under the Pension Trust to most employees of the Company were frozen. As to these employees, no further benefits will accrue under the Pension Trust. As a substitute benefit the Company implemented a new 401(k) plan (the "New 401(k) Plan") which is available to substantially all United States employees of the Company and its subsidiaries. Under the New 401(k) Plan the Company will match all contributions by a participant up to 3% of his or her compensation and 50% of the next 2% of such compensation contributed.

     The Company offered employees who were both at least 40 years old and have 10 years of service the option of continuing to participate in the Pension Trust or adopting the New 401(k) Plan. Those employees electing to continue participation in the Pension Trust also are eligible to continue to participate in the Company's previously established 401(k) Plan (the "Old 401(k) Plan"). Under the Old 401(k) Plan, the Company will match 50% of contributions by a participant up to 3% of his or her compensation. Messrs. Johnson and Lindsay elected to continue to participate in the Pension Trust and they will therefore continue to accrue benefits under that program. Messrs. Ferrise, Klein and Boyd were not eligible to continue to participate in the Pension Trust. The amounts currently payable to Messrs. Ferrise, Klein and Boyd pursuant to the Pension Trust will not increase or decrease in the future.

     Effective December 1, 1994, the Company established two new retirement plans for officers and senior executives of the Company: the 1994 Supplemental Pension Plan and the 1994 Executive Retirement Plan. The 1994 Supplemental Pension Plan is intended to preserve benefits lost by reason of the maximum limitations on compensation and benefits imposed on tax qualified retirement plans by the Internal Revenue Code of 1986. The 1994 Executive Retirement Plan provides a monthly benefit to a participant equal to (a) 65% of his average monthly compensation with respect to the three consecutive fiscal years for which he received the highest compensation, reduced by (b) his monthly normal retirement benefit provided by the Pension Trust. A minimum of 15 years of service after attainment of the age of 40 is required to earn a full benefit of 65% of compensation at retirement. Messrs. Johnson, and Klein are participants in both of the 1994 plans. Messrs. Ferrise and Lindsay are participants in the 1994 Supplemental Pension Plan. Mr. Boyd is not a participant in either plan. Estimated total annual retirement benefits pursuant to both the 1994 Supplemental Pension Plan and the 1994 Executive Retirement Plan payable at normal retirement (age 65) for Messrs. Johnson, Ferrise, Klein and Lindsay are $664,541, $9,088, $285,268 and $35,782, respectively. Such annual retirement benefits are not subject to reduction for Social Security amounts.

EMPLOYMENT AGREEMENTS

     The Company has entered into employment agreements with Messrs. Johnson, Ferrise, Klein, Boyd and Lindsay and certain other executive officers of the Company. Mr. Johnson's employment agreement provides for such compensation, incentive plan compensation, benefits and perquisites, pensions, employment termination, and "change of control" provisions as are described in this Proxy Statement. Mr. Johnson's agreement, as amended, expires on the date of the 2006 Annual Meeting. His agreement is extended automatically each year unless terminated by the Board. The agreements with Messrs. Klein, Ferrise, Boyd and Lindsay and certain other executive officers include the provisions described in the next two paragraphs.

     The "Change of Control" provisions of Mr. Johnson's agreement and other agreements, as amended, with Messrs. Klein, Ferrise, Boyd and Lindsay and certain other executive officers become effective upon the occurrence of any of the following: (i) the acquisition by any person, entity or group (other than from the Company) of 15% or more of the outstanding securities of the Company which are entitled to vote generally in the election of directors; (ii) individuals who, at the date of the employment agreement, constitute the Board of Directors of the Company (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director after the date of the employment agreements whose election or nomination was approved by a vote of at least a majority of the directors then comprising the Incumbent Board will be considered as though such person was a member of the Incumbent Board; (iii) consummation of a reorganization, merger or consolidation, in each case in respect of which the persons who were shareholders of the Company immediately prior to such transaction do not immediately thereafter own more than 60% of the securities entitled to vote generally in the election of directors of the entity resulting from such transaction or (iv) approval by the shareholders of the Company of a liquidation or dissolution of the Company or the sale of all or substantially all of its assets.

     The agreements provide that the Company agrees to employ these officers, and the officers agree to remain in the employ of the Company, from the date of a change of control to the earlier to occur of the third anniversary of such change of control or the officer's normal retirement date at a rate of compensation at least equal to the highest monthly base salary which the officer was paid during the 36 calendar months immediately prior to the change of control. In addition, during that period the Company agrees to provide employee benefits which are the greater of the benefits provided by the Company to executives with comparable duties or the benefits to which the officer was entitled during the 90-day period immediately prior to the date of the change of control. In the event that employment is terminated after a change of control, the terminated officer is entitled to (i) a lump-sum cash payment equal to three times the sum of the officer's base salary and annual bonus, (ii) continued health and welfare benefits and perquisites for the three year period following termination; and (iii) a lump sum payment equal to the pension benefits the terminated officer would have earned during the three year period after the termination. If any of such agreements subjects the officer to excise tax under
Section 4999 of the Internal Revenue Code, the Company will pay such officer an additional amount calculated so that after payment of all taxes, interest and penalties, the officer retains an amount of such additional payment equal to such excise tax. The agreements define "termination" to mean termination of employment by the Company for reasons other than death, disability, cause or retirement. "Termination" also includes resignation by the officer after (a) a material adverse reduction in the nature or scope of his authorities, duties or responsibilities, following a change of control, as determined in good faith by the officer; (b) a reduction in compensation or benefits after a change of control or (c) a good faith determination by the officer that, as a result of the change of control, he is unable to exercise the authority, power, function and duties contemplated by the agreement.

                      REPORT OF THE COMPENSATION COMMITTEE

     One of the duties of the Compensation Committee ("Committee") is to assure that the Chief Executive Officer and the other executive officers of the Company ("Executive Officers") are compensated equitably, competitively and in a manner that is consistent with the long-term best interests of the Company and its shareholders. The Committee, which is composed entirely of independent non-employee directors, is responsible for determining the annual salary, cash incentives, benefits and intermediate-term and long-term incentive plan awards for the Company's Executive Officers.

COMPENSATION PHILOSOPHY

     There are certain stated principles which the Committee follows in structuring the compensation packages for the Chief Executive Officer and the other Executive Officers of the Company. These are:

     Pay for Performance

          A high percentage of total compensation is linked directly to the performance of the Company and the executive's individual performance in attaining the Company's objectives and supporting the Company's mission statement. The Committee believes that this structure aligns the executives' interests with the interests of the shareholders.

     Competitiveness

          Total compensation packages are designed to be comparable with those of executives occupying comparable positions in comparable companies. The packages are also designed to allow an opportunity to earn at a level above median industry practices and market competitors when Company performance exceeds the results of comparable companies. The opportunity to earn at higher levels provides a significant challenge to the Executive Officers.

     Executive Ownership

          A major component of executive compensation is equity-based, and as a result, the Executive Officer's interests are more directly linked with shareholders' interests. The Committee believes that equity-based compensation properly balances the rewards for long-term versus short-term results.

        The Committee has established ownership guidelines for Executive Officers and non-employee directors to align their interests and objectives with the Company's shareholders. These guidelines require that Executive Officers, after a five-year period, own shares with a value ranging from a minimum of two times annual salary for officers at the level of corporate vice president to a minimum of four times annual salary for the Company's Chairman and Chief Executive Officer. In addition, the guidelines require that non-employee directors, after a five-year period, own shares with a value equal to a minimum of five times the annual retainer.

     Management Development

          The compensation packages are also designed to attract and retain quality executives with the leadership skills and other key competencies required to meet the Company's objectives and to enhance shareholder value.

COMPONENTS OF EXECUTIVE PAY

     The components of total pay for all executives are annual salary, cash incentives, benefits and intermediate-term and long-term incentive awards. The Committee reviews annually each component of compensation and total compensation for the Executive Officers. The review includes a market comparison of compensation and changes in compensation for equivalent positions in related industrial groups and comparably-sized companies. Competitive information and data relating to executive compensation packages is provided by independent compensation consultants at the request of the Committee.

     Annual Salary

          Annual salary and annual adjustments are based on the executive's performance, experience, and reference to competitive rates for comparable positions in related industry groups and comparably-sized companies.

     Cash Incentives

          Annual cash incentives are determined based upon the attainment of financial targets by the Company and the individual performance of the executive. If certain minimum target results are not achieved, no annual incentive will be paid. If target levels, which the Committee considers to be reasonably difficult to attain, are achieved, annual incentive levels generally range from 30% to 70% of base salary, and maximum awards may exceed 100% of base salary if performance materially exceeds the target objectives.

          The financial target that must be attained is economic value added, or as referred to by the Company, CLARCOR Value Added ("CVA"). In basic terms, CVA is consolidated annual after-tax operating earnings less the annual cost of capital. Thus the size of the cash incentives varies directly with the amount by which such after-tax earnings exceed the cost of capital. As a result, the CVA program is designed to reward managers who increase shareholder value by most effectively deploying the capital contributed by the shareholders and lenders. If the Company fails to achieve the target levels of CVA, the cash incentive awards are reduced. The Committee sets the target levels.

     Benefits

          Employee benefits offered to the general employee population of the Company are provided to Executive Officers as part of the total compensation program. In addition, certain Executive Officers are provided supplemental retirement benefits, life insurance policies and certain other benefits.

     Intermediate-Term Incentive

          The Company's intermediate term incentive program involves grants of Restricted Stock Units ("Units"). Units provide for the issuance of Common Stock to the grantee over a four year period. 25% of the total number of Units vests on each anniversary of the grant so long as the grantee remains in the employment of the Company or one of its subsidiaries. Until Units vest and shares of Common Stock are issued in conversion of the Units, the grantee does not have any rights as a shareholder of the Company, but prior to vesting the grantee will receive a cash payment equal to the dividends paid on the Common Stock. The Units permit a grantee to defer the issuance of Common Stock pursuant to the Units for a period of years or until the termination of the grantee's employment by the Company. The Committee believes that intermediate-term incentive programs based on appreciation in the price of the Company's Common Stock are in the best interests of the Company and its shareholders.

     Long-Term Incentive Plan

          The Company's long-term incentive plan awards non-qualified stock options to its executives and key employees. Options granted under the Company's shareholder approved 1994 Incentive Plan or the 2004 Incentive Plan have a 10-year life and all options granted during fiscal 2003 were at the market value of the Common Stock on the date of grant. The option grants provide the executives an opportunity to acquire an equity interest in the Company and to share in the long-term appreciation of the stock.

          Market surveys of long-term incentives are reviewed to establish competitive practices. Management makes recommendations to the Committee on the size of a grant, if any, for each executive based on the individual's ability to affect financial performance, the executive's past performance, and expectations of the executive's future contributions. The CEO's grant is similarly determined by the Committee and all other stock option grants are reviewed and approved by the Committee.

          Stock options granted in fiscal 2003 are not exercisable for one year after the grant. Thereafter they become exercisable at the rate of 25% per year and they are fully exercisable after the 4th year and through the 10th year of the option.

SECTION 162(m) COMPLIANCE

     The Committee has considered the possible impact of Section 162(m) of the Internal Revenue Code of 1986, which generally limits to $1 million (with several exceptions) the tax deduction available for compensation paid to a person who is an executive listed in the Summary Compensation Table and who is employed by the Company at the end of its fiscal year. The Committee intends to preserve to the Company the maximum opportunity for obtaining deductibility for all amounts paid to its officers by administering the Company's plans and programs in a way that will meet the regulations in effect at the time compensation decisions are made.

CHIEF EXECUTIVE OFFICER COMPENSATION

     Mr. Johnson's annual salary was increased during fiscal 2003 to be competitive with the median base salary paid to chief executive officers of comparably-sized corporations identified by the Committee. For fiscal 2003, Mr. Johnson was awarded an annual cash incentive equal to 200% of his base salary in accordance with the annual cash incentive plan as a result of the CVA levels attained in fiscal 2003 which significantly exceeded established target levels.

     Mr. Johnson also received grants of 6,875 Restricted Stock Units and was granted non-qualified stock options for 60,000 shares of the Company's Common Stock at an exercise price of $32.30 per share, the closing price as reported on the New York Stock Exchange on the date of grant. In addition, during fiscal 2003 he deferred the receipt of 5,483 shares of Common Stock issuable pursuant to Restricted Stock Units.

     The Committee believes that the key executive team of the Company will receive appropriate rewards under this program of corporate incentives, but only if they achieve the performance goals established for them and the Company and if they succeed in building increased value for the Company's shareholders.

                             Compensation Committee

                                  James L. Packard, Chairman
                                  J. Marc Adam
                                  Robert H. Jenkins

                         REPORT OF THE AUDIT COMMITTEE

     The Company's Board of Directors' Audit Committee is comprised of three directors who are independent as such term is defined in the listing standards of the New York Stock Exchange. The Audit Committee reviews the Company's financial reporting process on behalf of the Board of Directors. Management of the Company has the primary responsibility for the financial statements and the reporting processes of the Company, including the system of internal controls, the presentation of the financial statements and the integrity of the financial statements. Management has represented to the Audit Committee that the Company's financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America ("GAAP"). The Company's auditors, PricewaterhouseCoopers LLP, are engaged to audit the Company's financial statements and to express an opinion on the conformity of such audited financial statements to GAAP. Members of the Audit Committee rely on the information provided to them and on the representations made by management and the information, representations, opinions and communications of the Company's auditors.

     In this context, the Audit Committee has reviewed and discussed the Company's audited financial statements with management and the Company's auditors. The Audit Committee has discussed with the Company's auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Codification of Statements on Auditing Standards, Au sec.380). In addition, the Audit Committee has received from the Company's auditors the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and discussed with the auditors their independence from the Company and its management. While the activities of the Audit Committee are designed to provide an additional level of review, such activities cannot provide absolute assurance that the audit of the Company's financial statements has been carried out in accordance with generally accepted auditing standards, that the financial statements are presented in accordance with GAAP or that the Company's auditors are in fact independent.

     In reliance on the reviews and discussions referred to above and subject to the limitations set forth above, the Committee recommended to the Board of Directors, and the Board has approved, that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended November 29, 2003, for filing with the Securities and Exchange Commission.

AMOUNTS PAID TO PRICEWATERHOUSECOOPERS LLP

     The following table presents fees for professional services rendered by PricewaterhouseCoopers LLP for the audit of the Company's consolidated financial statements as of and for the years ended November 29, 2003 and November 30, 2002, and fees billed for other services rendered by PricewaterhouseCoopers LLP during those periods.

                                                                  YEARS ENDED
                                                     -------------------------------------
                                                     NOVEMBER 29, 2003   NOVEMBER 30, 2002
                                                     -----------------   -----------------
Audit Fees.........................................      $539,299            $500,440
Audit-Related Fees (1).............................        10,200               8,700
Tax Fees (2).......................................        17,000                 995
All other Fees.....................................             0                   0
Total..............................................      $566,499            $510,135

------------------------------
(1) Audit-Related Fees are for assurance and related services. During 2003 the primary component of fees in this category related to consultation on general internal control matters and compliance with the Sarbanes-Oxley Act of 2002. In 2002, these services related to attest services that were not required by statute or regulation.

(2) Tax fees in both 2003 and 2002 primarily related to advice and assistance with respect to domestic and foreign tax compliance matters.

     The charter of the Audit Committee (attached to this Proxy Statement as Exhibit A) provides that the Audit Committee is responsible for the appointment, compensation and oversight of the work of the independent auditors and must approve in advance any non-audit services to be performed by the independent auditors. The Audit Committee has not established any pre-approval procedures, but instead reviews each proposed engagement to determine whether the provision of services is compatible with maintaining the independence of the independent auditors. Pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. All of the fees shown above were pre-approved by the Committee.

                                Audit Committee

                                  Robert J. Burgstahler, Chairman
                                  Paul Donovan
                                  Keith E. Wandell

                               PERFORMANCE GRAPH

     The following Performance Graph compares the Company's cumulative total return on its Common Stock for a five year period (November 28, 1998 to November 29, 2003) with the cumulative total return of the S&P SmallCap 600 Index and the S&P Industrial Machinery Index.

                          TOTAL RETURN TO SHAREHOLDERS

                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN*
                 AMONG THE COMPANY, S&P SMALLCAP 600 INDEX AND
                         S&P INDUSTRIAL MACHINERY INDEX

[PERFORMANCE GRAPH]
* Assumes that the value of the investment in the Company's Common Stock and each index was $100 on November 28, 1998 and that all dividends were reinvested.

     The reference points on the foregoing graph are as follows:

                                            1998      1999     2000     2001     2002     2003
                                            ----      ----     ----     ----     ----     ----
CLARCOR INC..............................  $100.00    94.48   103.19   154.81   192.72   259.90
S&P SMALLCAP 600 INDEX...................   100.00   110.56   121.30   132.22   124.72   164.34
S&P INDUSTRIAL MACHINERY INDEX...........   100.00   108.93   101.30   106.70   114.84   143.65

     The 1998 beginning measuring point was the market close on November 27, 1998, the last New York Stock Exchange trading day before the beginning of the Company's fifth preceding fiscal year. The closing measuring point for 2003 was November 28, 2003 based on the last New York Stock Exchange trading date prior to the Company's Saturday, November 29, 2003 fiscal year-end.

                    APPROVAL OF EMPLOYEE STOCK PURCHASE PLAN

     The Board of Directors is proposing for shareholder approval the CLARCOR Inc. Employee Stock Purchase Plan (the "Stock Purchase Plan"). The Stock Purchase Plan is designed to encourage greater stock ownership among employees, by providing an easy, cost-effective way to purchase the Company's common stock. The proposed Stock Purchase Plan is intended to qualify as an "employee stock purchase plan" under section 423 of the Internal Revenue Code ("Code").

     The Board of Directors adopted the Stock Purchase Plan on September 22, 2003. The Stock Purchase Plan is effective January 1, 2004, subject to shareholder approval at the Annual Meeting. The Stock Purchase Plan will replace the Monthly Investment Plan previously adopted and most recently amended under the CLARCOR Inc. 2004 Incentive Plan. The Monthly Investment Plan terminated effective December 31, 2003.

     A shareholder may mark the accompanying form of proxy to (i) vote for the Stock Purchase Plan, (ii) vote against the Stock Purchase Plan or (iii) abstain from voting with respect to the Stock Purchase Plan. If a quorum is present at the Annual Meeting, approval of the Stock Purchase Plan requires the affirmative vote of a majority of the shares of Common Stock of the Company present in person or represented by proxy at the meeting and entitled to vote with respect to the Stock Purchase Plan. Proxies marked to abstain from voting with respect to the Stock Purchase Plan will have the legal effect of proxies voted against the Stock Purchase Plan. Proxies submitted by brokers for shares beneficially owned by other persons may indicate that all or a portion of the shares represented by such proxies are not being voted with respect to the Stock Purchase Plan. This is because the rules of the New York Stock Exchange do not permit a broker to vote shares held in street name with respect to the Stock Purchase Plan in the absence of instructions from the beneficial owner of the shares. The shares represented by broker proxies which are not voted with respect to the Stock Purchase Plan will not be considered entitled to vote with respect to the Stock Purchase Plan and accordingly will not affect the determination of whether the Stock Purchase Plan is approved although such shares will be considered entitled to vote for other purposes and will be counted in determining the presence of a quorum.

          THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE
                   CLARCOR INC. EMPLOYEE STOCK PURCHASE PLAN.

     The description of the Stock Purchase Plan set forth below is a summary, does not purport to be complete and is qualified in its entirety by reference to the provisions of the Stock Purchase Plan. A copy of the Stock Purchase Plan is attached to this Proxy Statement as Exhibit B.

     ADMINISTRATION. The Stock Purchase Plan will be administered by the Compensation Committee ("Committee") of the Board of Directors. Among other powers, the Committee will have discretionary authority to adopt, construe and enforce rules regarding the Stock Purchase Plan.

     SHARES AVAILABLE. A total of 500,000 shares of the Company's Common Stock would be available for purchases under the Stock Purchase Plan. If the Company's outstanding shares of Common Stock are affected by any recapitalization, reclassification, stock split, reverse stock split, combination of shares, exchange of shares, or stock dividend or if some other increase or decrease in the Company's Common Stock occurs without the Company receiving consideration, the Committee will make a proportionate adjustment in shares under the Stock Purchase Plan.

     ELIGIBILITY. Employees (including officers and directors who are employees) of the Company and certain designated subsidiaries will be eligible to participate in the Stock Purchase Plan after three months of service, except for employees scheduled to work less than 20 hours per week or who are scheduled to work less than five months per year. As required by applicable tax laws, no employee who owns 5% or more of the Company's Common Stock is eligible to participate. As of January 1, 2004, approximately 4,000 employees would be eligible to participate in the Stock Purchase Plan.

     OFFERING PERIOD. During an offering period, which generally runs for six months, from January 1 to June 30 and from July 1 to December 31 each year, the Stock Purchase Plan would permit eligible employees to elect payroll deductions that would be applied to purchase the Company's Common Stock. An employee has no rights as a shareholder with respect to the shares the employee is eligible to purchase until the shares are so purchased and issued by the Company. The Committee has the power under the Stock Purchase Plan to change the duration of the offering periods at any time prospectively as of the first day of the offering period, including the beginning date, which would affect the price of shares as indicated below. Purchases would be made on the last trading day of the offering period. No employee will be permitted to purchase shares during any calendar year with a fair market value

(determined at the beginning of an offering period) greater than $25,000. The first offering period would run from January 1, 2004 to June 30, 2004.

     PRICE OF SHARES. Common Stock purchased by employees under the Stock Purchase Plan would be priced at a discount of 15% below the fair market value on the first day of the offering period (generally, January 1 and July 1) or the date when the shares are purchased, whichever is lower. Fair market value is defined as the closing sale price of the Company's Common Stock on the New York Stock Exchange on the trading date coinciding with or immediately preceding the relevant date. The Board of Directors may shorten the offering period and increase the purchase price at any time to mitigate adverse accounting consequences.

     REVOCATION OF ELECTION. Participating employees who revoke their elections under the Stock Purchase Plan during an offering period or who terminate employment during an offering period would receive a refund of payroll deductions under the Stock Purchase Plan that have not been applied to purchase the Company's Common Stock at the time of such revocation or termination. Participating employees may only change their elections under the Stock Purchase Plan thirty days prior to, and effective on, the first day of the next offering period.

     DIVIDENDS. Dividends on stock held in the Stock Purchase Plan will be reinvested in shares of the Company's Common Stock at fair market value.

     PLAN EXPENSES. The Company will pay all expenses incident to operation of the Stock Purchase Plan, including costs of record keeping, accounting fees, legal fees, commissions and issue or transfer taxes on purchases of Common Stock under the Stock Purchase Plan, on dividend reinvestments and on delivery of shares to a participant. However, the Company will not pay expenses associated with the participant's sale of shares acquired under the Stock Purchase Plan.

     ADJUSTMENTS. The Committee may make an appropriate adjustment in the nature and kind of shares reserved for purchase under the Stock Purchase Plan and the calculation of the purchase price in the event of a recapitalization, reclassification, stock split or similar change, increase or decrease in the Company's Common Stock in order to preserve (to the extent practicable) the proportionate interest of each participant in the Stock Purchase Plan.

     PLAN AMENDMENT OR TERMINATION. The Stock Purchase Plan automatically terminates if the Company's Common Stock is no longer listed on any nationally recognized stock exchange or national market quotation system. The Stock Purchase Plan will also terminate automatically upon a change of control of the Company. A "change of control" includes certain acquisitions of 15% or more of the Common Stock, a change in the majority of the Board of Directors, or the consummation of a reorganization, merger or consolidation (unless the Company's shareholders own 60% or more of the stock of the surviving company) or shareholder approval of a liquidation, dissolution or sale of all or substantially all of the Company's assets. The Board of Directors may also amend or terminate the Stock Purchase Plan at any time, except that no amendment may adversely affect options previously granted, except as described above. If the Stock Purchase Plan terminates, then outstanding payroll deductions that have not been applied to the purchase of stock will be refunded to participants. Any increase in the maximum number of shares available under the Stock Purchase Plan is subject to shareholder approval. The Board of Directors is permitted to alter the Stock Purchase Plan at any time to mitigate adverse accounting consequences.

     FEDERAL INCOME TAX CONSEQUENCES. The operation of the Stock Purchase Plan under section 423 of the Code provides various tax consequences to the employee and to the Company, depending on the timing of certain transactions. The following discussion outlines in general terms the federal income tax consequences of participating in the Stock Purchase Plan.

     TAXATION OF EMPLOYEE CONTRIBUTIONS. The amounts withheld from an employee's pay under the Stock Purchase Plan will be taxable income to him or her and must be included in his or her gross income for federal income tax purposes in the year in which such amounts otherwise would have been received. An employee's direct payments to the Stock Purchase Plan, if any, do not result in any tax deductions for his or her personal income tax return.

     TAXATION UPON RECEIPT AND EXERCISE OF OPTIONS. An employee does not recognize any income for federal income tax purposes either at the time he or she is granted the opportunity to elect payroll deductions that will be applied toward the purchase of the Company's Common Stock, or at the time he or she acquires shares of Common Stock pursuant to the Stock Purchase Plan.

     TAXATION UPON DISPOSITION OF SHARES BEFORE END OF HOLDING PERIODS. Under the federal income tax laws, favorable tax treatment of a disposition of shares acquired under the Stock Purchase Plan depends, in part, upon the length of time the employee holds the shares before disposing of them.

     An employee generally will have a taxable gain or loss when any shares of Common Stock purchased through the Plan are sold. If an employee sells the stock within two years after the commencement of the offering period or within one year after the actual purchase of the shares (each, a "disqualifying disposition"), then the difference between the purchase price and the fair market value of the shares on the purchase date will be taxed as ordinary income. Any difference between the fair market value of the shares on the purchase date and the sale price will be capital gain or loss for income tax purposes. The Company will be entitled to a tax deduction from its income in an amount equal to the ordinary income reported by the employee arising from a disqualifying disposition. If an employee sells the stock after the holding period described above (i.e., not a disqualifying disposition), then the employee will recognize ordinary income in the amount of the lesser of: (i) difference between the fair market value of the shares when sold and the actual purchase price for the shares, or (ii) the difference between the fair market value of the shares on the first day of such offering period and the purchase price of the shares. The balance of the employee's gain, if any, will be taxed as a capital gain. If shares are sold, their fair market value at the time of sale generally will be the sale price.

     UPON TRANSFER OF SHARES AT DEATH. If an employee dies while owning his or her shares, he or she will be taxed in the year of death as though he or she disposed of such shares after holding them for the holding periods described above (i.e., not as a disqualifying disposition), except that no capital gain or capital loss will be realized as a result of the employee's death.

     TAXATION OF DIVIDENDS. Pursuant to the recent Jobs and Growth Tax Reconciliation Act of 2003, dividends received by an employee with respect to shares acquired under the Stock Purchase Plan generally will be treated as long-term capital gain, although reinvested in Company Common Stock.

     TAX DEDUCTION FOR COMPANY UPON SALE OF SHARES WITHIN HOLDING PERIODS. The Company does not receive any income tax deduction as a result of purchasing shares pursuant to the Stock Purchase Plan, except upon a sale of shares by an employee within the holding periods. In such an event, the Company would be entitled to a deduction equal to the amount included as ordinary income to the employee with respect to his or her sale of shares.

EQUITY COMPENSATION PLAN INFORMATION

     The following table provides information as of November 29, 2003 regarding the shares of Common Stock of the Company issuable under awards and grants under the Company's 1994 Incentive Plan.

                                                                                         NUMBER OF SECURITIES
                                                                                        REMAINING AVAILABLE FOR
                                        NUMBER OF SECURITIES                             FUTURE ISSUANCE UNDER
                                         TO BE ISSUED UPON        WEIGHTED AVERAGE        EQUITY COMPENSATION
                                            EXERCISE OF          EXERCISE PRICE OF      PLANS (EXCLUDING SHARES
                                        OUTSTANDING OPTIONS,    OUTSTANDING OPTIONS,    REFLECTED IN NUMBER OF
                                        WARRANTS AND RIGHTS     WARRANTS AND RIGHTS      SHARES IN COLUMN (A))
PLAN CATEGORY                                   (A)                     (B)                       (C)
-------------                           --------------------    --------------------    -----------------------
Equity compensation plans approved
  by security holders:
  Options...........................         1,917,024                 $23.66
  Restricted Stock Units............            71,904                     --
                                             ---------
       Total........................         1,988,928                     --                   551,611
Equity compensation plans not
  approved by security holders......                --                     --                        --
                                             ---------                 ------                   -------
       Total........................         1,988,928                     --                   551,611
                                             =========                 ======                   =======

Note: The above amounts are as of November 29, 2003, the end of the Company's most recent fiscal year. Subsequent to year-end, (i) additional option grants were made totaling 293,400 which increased the average price in column (b) to $26.57, (ii) Restricted Stock Units vested totaling 6,823 and (iii) Restricted Stock Units were also granted totaling 18,916. The total in column (a) would then be 2,294,421 and as a result, the balance in column (c) would be reduced to 239,295.

     All of such awards and grants were made pursuant to the Company's 1994 Incentive Plan. On March 24, 2003 the Company's shareholders approved the Company's 2004 Incentive Plan. The 2004 Incentive Plan, by its terms, went into effect on December 15, 2003. No grants of options or Restricted Stock Units have been made under the 2004 Incentive Plan and no further grants will be made under the 1994 Incentive Plan. All future grants of options and Restricted Stock Units will be made under and subject to the 2004 Incentive Plan. The 2004 Incentive Plan limits the total number of shares of the Company's Common Stock which may be issued under that Plan to 1,500,000.

                                 MISCELLANEOUS

AUDITORS

     It is expected that the Audit Committee of the Board of Directors will select PricewaterhouseCoopers LLP to audit the financial statements of the Company for the fiscal year ending November 27, 2004. PricewaterhouseCoopers LLP (or its predecessors) has served as the Company's auditors for more than 30 years. A representative of PricewaterhouseCoopers LLP will be present at the Annual Meeting of Shareholders and will have an opportunity to make a statement and respond to appropriate questions.

OTHER BUSINESS

     The Board of Directors has no knowledge of any matters, other than as set forth in this Proxy Statement, upon which action is to be taken at the meeting. In the event any such matters are brought before the meeting, the attorneys named in the enclosed form of proxy will vote proxies received by them as they deem best with respect to all such matters.

PROPOSALS OF SECURITY HOLDERS FOR 2005 ANNUAL MEETING OF SHAREHOLDERS

     Under the rules and regulations of the Securities and Exchange Commission, any proposal which a shareholder of the Company intends to present at the Annual Meeting of Shareholders to be held in 2005 and which such shareholder desires to have included in the Company's proxy materials for such meeting, must be received by the Company on or before October 23, 2004.

     The Company's bylaws provide that nomination by a shareholder of a person for election as a director and other proposals made by such shareholders for action by the shareholders at any meeting of shareholders may be disregarded unless proper notice of such nomination or proposal shall have been given to the Secretary of the Company not less than 60 days nor more than 90 days prior to the date of the meeting and certain other requirements are met. It is currently expected that the 2005 Annual Meeting of Shareholders of the Company will be held on March 21, 2005. Consequently, written notice of any such nomination or proposal which a shareholder desires to make at the 2005 Annual Meeting must be received by the Company no earlier than December 22, 2004 and no later than January 21, 2005. A copy of the Company's bylaws may be obtained without charge from the Secretary of the Company.

EXPENSE OF SOLICITATION OF PROXIES

     The expense of solicitation of proxies, including printing and postage, will be paid by the Company. In addition to the use of the mail, proxies may be solicited personally, or by telephone, by officers and regular employees of the Company. The Company has employed D. F. King & Co., Inc. to solicit proxies for the Annual Meeting from brokers, bank nominees and other institutional holders. The Company has agreed to pay $8,500, plus the out-of-pocket expenses of D. F. King & Co., Inc., for these services. The Company will reimburse brokers and other persons holding stock in their names, or in the name of nominees, for their expenses for sending proxy material to principals and obtaining their proxies.

                                          By Order of the Board of Directors

                                          DAVID J. BOYD
                                          Secretary

Rockford, Illinois
February 18, 2004

                                                                       EXHIBIT A

                                  CLARCOR INC.

                   AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

                               OPERATING CHARTER

The Board of Directors of CLARCOR Inc. (the "Company") has appointed an Audit Committee pursuant to authorization in Section 3.11 of Article III of the Company's Bylaws. The objectives, composition and responsibilities of the Audit Committee are as follows:

PURPOSES:

The purpose of the Committee is to:

     (a) assist Board oversight of (i) the integrity of the Company's financial statements, (ii) the Company's compliance with legal and regulatory requirements, (iii) the independent auditor's qualifications and independence, and (iv) the performance of the Company's internal audit function and independent auditors;

     (b) prepare an Audit Committee report as required by the Securities and Exchange Commission to be included in the Company's annual proxy statement;

     (c) do an annual performance evaluation of the Audit Committee;

     (d) at least annually, obtain and review a report by the independent auditor describing: the firm's internal quality-control procedures; any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues; and (to assess the auditor's independence) all relationships between the independent auditor and the Company;

     (e) discuss the Company's annual audited financial statements and quarterly financial statements with management and the independent auditor, including the Company's disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations";

     (f) discuss the Company's earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies;

     (g) discuss policies with respect to risk assessment and risk management;

     (h) meet separately, periodically, with management, with internal auditors (or other personnel responsible for the internal audit function) and with independent auditors;

     (i) review with the independent auditor any audit problems or difficulties and management's response;

     (j) set clear hiring policies regarding employment by the Company of employees or former employees of the independent auditors; and

     (k) report regularly to the full Board of Directors of the Company.

In fulfilling its purposes, the Committee shall have full access to all books, records, facilities and personnel of the Company and the power to retain and pay outside counsel, auditors or other experts for this purpose and is empowered to investigate any matter brought to its attention. The fees and expenses of such counsel, auditors and other experts shall be payable by the Company upon approval by the Committee.

The Committee's job is one of oversight and it recognizes that the Company's management is responsible for preparing the Company's financial statements and that the outside auditor is responsible for auditing those financial statements. Additionally, the Committee recognizes that financial management, including the internal audit staff as well as the outside auditor, has more time, knowledge and more detailed information on the Company than the Committee members do. Consequently, in carrying out its oversight responsibilities, the Committee is not providing any assurance as to the Company's financial statements or any professional certification as to the outside auditor's work.

The Committee shall review this Charter on an annual basis.

COMPOSITION:

The Committee shall consist of not less than three members, all of whom shall meet the requirements, from time to time in effect, of the New York Stock Exchange and applicable law (including, without limitation, the Securities and Exchange Act of 1934, the Sarbanes-Oxley Act of 2002 and the regulations issued under such acts). No member of the Committee shall be, at the time he or she is serving as a member of the Committee, a member of more than two additional audit committees, or their equivalents, of other listed companies. The Board of Directors shall appoint the Chairperson and the members of the Audit Committee who shall serve until their successors shall have been duly elected and qualified or until their earlier resignation or removal.

SPECIFIC DUTIES:

In carrying out its purposes, the Committee:

     - shall annually appoint a public accounting firm (the "Outside Auditor") for the purpose of issuing an audit report (and related work) with regard to the annual financial statements of the Company and its subsidiaries. The Committee shall determine the compensation to be paid by the Company to the Outside Auditor and shall be responsible for the resolution of any disagreement between the Company or its management and the Outside Auditor.

     - shall have the power to terminate the appointment of the Outside Auditor for any cause or for no cause.

     - shall approve in advance any non-audit services proposed to be provided by the Outside Auditor to the Company.

     - shall annually appoint a person (the "Internal Audit Director") responsible for the internal audit function of the Company. The Committee shall have the power to terminate the appointment of the Internal Audit Director for any cause or for no cause.

     - shall review with management, the Internal Audit Director and the Outside Auditor the audited financial statements to be included in the Company's Annual Report on Form 10-K and review and consider with the Outside Auditor the matters required to be discussed by Statement of Auditing Standards ("SAS") No. 61.

     - shall review with management and the Outside Auditor, (a) the Company's interim financial results to be included in the Company's quarterly reports to be filed with the Securities and Exchange Commission and the matters to be discussed by SAS No. 61 and (b) the related earnings press release. This review shall occur prior to the filing of Form 10-Q for such quarter.

     - shall review the Outside Auditor's Management Letter and the Company's response and discuss with management, the Internal Audit Director and the Outside Auditor the quality and adequacy of the Company's internal controls.

     - shall receive from the Outside Auditor annually, a formal written statement delineating all relationships between the Outside Auditor and the Company consistent with Independence Standards Board Standard No. 1 and any other applicable rule;

     - shall discuss with the Outside Auditor any such disclosed relationships and their impact on the Outside Auditor's independence;

     - shall review with the Outside Auditor, the staffing, scope, planning and fees for each year's audit;

     - shall review with the Outside Auditor and the Company's Internal Audit Director, the staffing, scope and planning for each year's internal audit activities and findings from prior internal audits;

     - shall meet with the Internal Audit Director to discuss the ongoing internal audit activities;

     - shall oversee the Company's policies which are disclosed to the Committee with respect to risk management and assessment;

     - shall review proposals to hire a chief financial officer, chief accounting officer, Internal Audit Director or any person holding an equivalent position;

     - shall annually oversee the preparation of an annual report to shareholders as required by the Securities and Exchange Commission;

     - shall keep a record of acts and proceedings of the Audit Committee and report thereon to the Board;

     - shall review quarterly, with the Company's legal counsel, legal compliance matters or any legal matter that could have a significant impact on the Company's financial statements which is brought to the Audit Committee's attention;

     - shall perform such other activities, consistent with this Charter, the Company's Certificate of Incorporation, Bylaws and governing law as the Audit Committee deems necessary or appropriate; and

     - shall establish procedures for (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters and (ii) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters and review periodically with management and Internal Audit Director these procedures and any significant complaints received.

QUALIFICATIONS, MEETINGS AND PROCEDURES:

The Board of Directors shall evaluate the performance of the Committee and the compliance by the Committee with this Charter, no less often than annually.

Reference is made to the Corporation's Corporate Governance Guidelines for Committee member qualifications, procedures, Committee member appointment and removal; and Committee structure and operations.

             ADOPTED BY THE BOARD OF DIRECTORS ON DECEMBER 15, 2003

                                                                       EXHIBIT B

                                  CLARCOR INC.

                          EMPLOYEE STOCK PURCHASE PLAN

     The following constitute the provisions of the CLARCOR Inc. Employee Stock Purchase Plan.

     1. PURPOSE. The purpose of the Plan is to provide employees of the Company and its Designated Subsidiaries with an opportunity to purchase Common Stock of the Company through accumulated payroll deductions. The Plan is intended to qualify as an "employee stock purchase plan" under Section 423 of the Code. The provisions of the Plan, accordingly, shall be construed so as to extend and limit participation in a uniform and nondiscriminatory manner consistent with the requirements of Section 423.

     2.   DEFINITIONS.

     (a)  "BOARD" shall mean the Board of Directors of the Company.

     (b)  "CHANGE OF CONTROL" is defined in Section 19(c).

     (c)  "CODE" shall mean the Internal Revenue Code of 1986, as amended.

     (d)  "COMMITTEE" means the Compensation Committee of the Board.

     (e) "COMMON STOCK" shall mean the common stock, par value $1.00 per share, of the Company.

     (f)  "COMPANY" shall mean CLARCOR Inc., a Delaware corporation.

     (g) "COMPENSATION" shall mean all base straight time gross earnings, commissions, overtime and shift premium, but excluding payments for incentive compensation, bonuses, expense reimbursements, payments under any benefit program, payments from any deferred compensation arrangement, and other compensation.

     (h) "DESIGNATED SUBSIDIARY" shall mean any Subsidiary selected by the Committee as eligible to participate in the Plan.

     (i) "ELIGIBLE EMPLOYEE" shall mean any individual who is an employee of the Company or any Designated Subsidiary: (i) who has been continuously employed through the three-month anniversary of his employment commencement date and (ii) whose customary scheduled employment with the Company or Designated Subsidiary is at least twenty (20) hours per week and more than five (5) months in any calendar year; provided, an Eligible Employee shall continue to be eligible to participate in the Plan during any period of authorized leave of absence in which the employment relationship has not terminated.

     (j)  "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

     (k) "EXERCISE DATE" shall mean the last Trading Day on or immediately preceding June 30 and December 31 each year, or as may be provided pursuant to
Section 4 of the Plan. The first Exercise Date under the Plan shall be June 30, 2004.

     (l) "FAIR MARKET VALUE" shall mean, as of any date, the closing sale price for Common Stock (or the closing bid, if no sales were reported), as quoted on any stock exchange, or a national market quotation system (including without limitation the Nasdaq National Market) in which Common Stock of the Company is listed, as reported in The Wall Street Journal.

     (m) "OFFERING" means each separate offering of shares of Common Stock under the Plan that occurs during each Offering Period.

     (n)  "OFFERING DATE" shall mean the first Trading Day of each Offering
Period.

     (o) "OFFERING PERIODS" shall mean the periods of approximately six (6) months during which an Option granted pursuant to the Plan may be exercised, commencing on the first Trading Day on or after July 1 and January 1 of each year and terminating on the first Trading Day on or immediately preceding June 30 and December 31 of each year, or as may be provided pursuant to Section 4 of this Plan.

     (p) "OPTION" means the option of a Participant to purchase shares of Common Stock pursuant to Section 7.

     (q) "PARTICIPANT" means each Eligible Employee who elects to participate in the Plan.

     (r)  "PLAN" shall mean this Employee Stock Purchase Plan.

     (s) "PURCHASE PRICE" shall mean an amount equal to eighty-five percent (85%) of the Fair Market Value of a share of Common Stock on the Offering Date or on the Exercise Date, whichever is lower; provided, that the Purchase Price may be adjusted by the Committee pursuant to Section 20.

     (t) "SUBSIDIARY" shall mean a "subsidiary corporation," whether now or hereafter existing, as defined in Section 424(f) of the Code.

     (u) "TRADING DAY" shall mean a day on which national stock exchanges and the Nasdaq System are open for trading in shares of Common Stock.

     Unless the context requires otherwise, the use of masculine pronouns shall also refer to feminine pronouns and the use of a singular noun shall also refer to the plural. Unless otherwise stated, references to sections refer to sections of the Plan.

     3.   ELIGIBILITY.

     (a) OFFERING PERIODS. Any Eligible Employee on a given Offering Date shall be eligible to participate in the Plan.

     (b) LIMITATIONS. Any provisions of the Plan to the contrary notwithstanding, no Eligible Employee shall be granted an Option under the Plan:

          (i) to the extent that, immediately after the grant, such Eligible Employee (or any other person whose stock would be attributed to such Eligible Employee pursuant to Section 424(d) of the Code) would own capital stock of the Company or hold outstanding options to purchase such stock possessing five percent (5%) or more of the total combined voting power or value of all classes of the capital stock of the Company or of any Subsidiary;

          (ii) to the extent that his rights to purchase stock under all employee stock purchase plans (as defined in Section 423 of the Code) of the Company and its subsidiaries accrues at a rate that exceeds $25,000 of the Fair Market Value of the stock (determined at the time such Option is granted) for each calendar year in which such Option is outstanding at any time; or

          (iii) as otherwise may be provided in accordance with Section 423 of the Code.

     4. OFFERING PERIODS. The Plan shall be implemented by consecutive Offering Periods with a new Offering Period commencing on the first Trading Day on or after January 1 and July 1 each year, or on such other date as the Committee shall determine, and continuing thereafter until terminated in accordance with Section 20 hereof. The Committee shall have the power to change the duration of Offering Periods (including the commencement dates thereof), from time to time, with respect to future offerings without shareholder approval if such change is announced prior to the first Trading Day of the first Offering Period to be affected thereafter; provided, no Offering Period shall be for a period of more than twenty-seven (27) months.

     5.   PARTICIPATION.

     (a) An Eligible Employee shall be entitled to participate in an Offering only if such individual files a subscription agreement with the Company authorizing payroll deductions in a form and at such time as shall be approved by the Committee, which shall not be less than 30 days prior to the Offering Date for such Offering Period.

     (b) Any Eligible Employee that fails to file a timely initial subscription agreement for an Offering shall not participate in such Offering but may elect to participate in a succeeding Offering.

     (c) Once an Eligible Employee commences participation in the Plan, his participation shall continue in all future Offerings unless or until the Participant revokes his election, otherwise withdraws from the Plan or ceases to be an Eligible Employee.

     6.   PAYROLL DEDUCTIONS.

     (a) At the time an Eligible Employee files a subscription agreement, he shall elect to have payroll deductions made on each pay day during the Offering Period in an amount not exceeding 15% of the Compensation which he receives on each pay day during the Offering Period; provided, that should a pay day occur on an Exercise Date, a Participant shall have the payroll deductions made on such day applied to his account under the next succeeding Offering Period. A Participant's subscription agreement shall remain in effect for successive Offering Periods unless terminated as provided in Section 10 hereof.

     (b) Payroll deductions for a Participant shall commence on the first payday following the Offering Date and shall end on the last payday in the Offering Period to which such election is applicable, unless sooner terminated by the Participant as provided in Section 10 hereof.

     (c) All payroll deductions made for a Participant shall be credited to his account under the Plan and shall be withheld in whole percentages only. A Participant may not make any additional payments into such account.

     (d) A Participant may discontinue his participation in the Plan as provided in Section 10 hereof, but may not increase or decrease (other than to $0.00) his rate of payroll deduction during an Offering Period. A Participant may increase or decrease the rate of his payroll deductions by filing a subscription agreement in accordance with Section 5, which shall be effective for the next succeeding Offering Period.

     (e) Anything to the contrary herein notwithstanding, in order to satisfy the limitations under Section 3(b), the Committee shall have the authority to decrease or suspend a Participant's payroll deductions, not apply all or any portion of a Participant's stock purchase account toward the purchase of shares of Common Stock, and repurchase shares of Common Stock previously purchased by a Participant at the Purchase Price paid by the Participant. Payroll deductions shall recommence at the rate provided in such Participant's subscription agreement at the beginning of the first Offering Period which is scheduled to end in the following calendar year, unless terminated by the Participant as provided in Section 10 hereof.

     (f) At the time the Option is exercised, in whole or in part, or at the time some or all of the Company's Common Stock issued under the Plan is disposed of, the Participant must make adequate provision for the Company's federal, state, or other tax withholding obligations, if any, which arise upon the exercise of the Option or the disposition of the Common Stock. At any time, the Company may, but shall not be obligated to, withhold from the Participant's compensation the amount necessary for the Company to meet applicable withholding obligations, including any withholding required to make available to the Company any tax deductions or benefits attributable to sale or early disposition of Common Stock by the Participant.

     7. GRANT OF OPTION. Subject to the limitations set forth at Section 3(b), on the Offering Date of each Offering Period, each Eligible Employee participating in such Offering shall be granted an Option to purchase on each Exercise Date during such Offering Period (at the applicable Purchase Price) up to the whole number of shares of the Company's Common Stock determined by dividing such Eligible Employee's payroll deductions accumulated prior to such Exercise Date and retained in the Participant's account as of the Exercise Date by the applicable Purchase Price. The Eligible Employee may accept the grant of such Option by filing a completed subscription agreement with the Company in accordance with Section 5(a). Exercise of the Option shall occur as provided in Section 8 hereof, unless the Participant has withdrawn from the Offering pursuant to Section 10 hereof. The Option shall expire on the last day of the Offering Period to the extent not exercised.

     8.   EXERCISE OF OPTION.

     (a) Unless a Participant withdraws from an Offering as provided in Section 10 hereof, his Option for the purchase of shares shall be exercised automatically on the Exercise Date, and the maximum number of whole shares subject to the Option shall be purchased for such Participant at the applicable Purchase Price with the accumulated payroll deductions in his account. No fractional shares shall be purchased; any payroll deductions accumulated in a Participant's account which are not sufficient to purchase a full share shall be retained in the Participant's account for the subsequent Offering Period, subject to earlier withdrawal by the Participant as provided in Section 10 hereof. Any other funds not applied to purchase shares after the Exercise Date shall be returned to the Participant. During a Participant's lifetime, a Participant's Option to purchase shares hereunder is exercisable only by him.

     (b) If the Committee determines that, on a given Exercise Date, the number of shares with respect to which Options are to be exercised may exceed (i) the number of shares of Common Stock that were available for sale under the Plan on the Offering Date of the applicable Offering Period, or (ii) the number of shares available for sale under the Plan on such Exercise Date, then the Committee shall make a pro rata allocation of the shares available for purchase on such Offering Date or Exercise Date, as applicable, in as uniform a manner as shall be practicable and as it shall determine in its sole discretion to be equitable among all Participants exercising Options to purchase Common Stock on such Exercise Date, and thereupon terminate any or all Offerings then in effect pursuant to Section 20 hereof. The Committee may make pro rata allocation of the shares available on the Offering Date of any applicable Offering Period pursuant to the preceding sentence, notwithstanding any authorization of additional shares for issuance under the Plan by the Company's shareholders subsequent to such Offering Date.

     9.   DELIVERY; DIVIDENDS REINVESTED.

     (a) As soon as reasonably practicable after each Exercise Date on which a purchase of shares occurs, the Company shall arrange the delivery of shares purchased upon exercise of the Participant's Option in a form and to a custodian determined and selected by the Committee.

     (b) Cash dividends on any shares held by a Participant shall be automatically reinvested in additional shares of Common Stock; such amounts will not be available in the form of cash to Participants. All cash dividends paid on Common Stock credited to Participants' shares will be paid over by the Company to the custodian of the shares at the dividend payment date. The custodian will aggregate all purchases of Common Stock in connection with the Plan for a given dividend payment date. Purchases of Common Stock for purposes of dividend reinvestment will be made as promptly as practicable (but not more than 30 days) after a dividend payment date. The custodian shall make such purchases, as directed by the Committee, either (i) in transactions on any securities exchange upon which Common Stock is traded, otherwise in the over-the-counter market, or in negotiated transactions, or (ii) directly from the Company at 100 percent of the Fair Market Value of a share of Common Stock on the dividend payment date.

     10. WITHDRAWAL. During an Offering Period, a Participant may terminate his subscription at any time, and withdraw all but not less than all of the payroll deductions credited to his account and not yet used to exercise his Option under the Plan, by giving written notice to the Company in the form approved by the Committee. All of the Participant's payroll deductions credited to his account shall be paid to such Participant promptly after receipt of notice of withdrawal and such Participant's Option for the Offering Period shall be automatically terminated, and no further payroll deductions for the purchase of shares shall be made for such Offering Period. If a Participant withdraws from an Offering, payroll deductions shall not resume at the beginning of the succeeding Offering Period unless the

Participant files a new subscription agreement and the Committee, in its sole discretion, consents to his participation in such Offering.

     11. TERMINATION OF EMPLOYMENT. Termination of a Participant's employment for any reason or a Participant's ceasing to be an Eligible Employee of the Company or of a Designated Subsidiary, shall cause his participation in the Plan to terminate immediately. In such event, payroll deductions shall cease, payroll deductions previously withheld and credited to the Participant's account during the Offering Period but not yet used to purchase Common Stock under the Plan shall be refunded to him (or to his beneficiary designated under Section 15 in the event of his death) without interest.

     12. INTEREST. No interest shall accrue on the payroll deductions of a Participant in the Plan.

     13. STOCK.

     (a) Subject to adjustment upon changes in capitalization of the Company as provided in Section 19 hereof, the maximum number of shares of the Company's Common Stock that shall be available for purchase under the Plan shall be 500,000 shares of the Common Stock.

     (b) Until the shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), a Participant shall have no right to vote or to receive dividends or any other right of a stockholder with respect to such shares.

     (c) Shares to be delivered to a Participant under the Plan shall be registered in the name of the Participant.

     14. ADMINISTRATION. The Plan shall be administered by the Committee which shall have the discretionary authority and power to adopt, construe, and enforce rules and regulations not inconsistent with the provisions of the Plan and
Section 423 of the Code. Any action of the Committee with respect to the Plan shall be final, conclusive and binding on all Participants and any person claiming any rights under the Plan from or through any Participant. The Committee may delegate to officers or managers of the Company the authority, subject to such terms as the Committee shall determine, to perform such functions as the Committee may determine, to the extent permitted under applicable law. No member of the Committee, or any officer or employee of the Company acting on behalf of the Committee, shall be personally liable for any action, determination or interpretation taken or made in good faith with respect to the Plan, and shall, to the maximum extent permitted by the articles of incorporation and by-laws of the Company and applicable law, be fully indemnified and protected by the Company with respect to any such action, determination or interpretation. Transactions under the Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successor under the Exchange Act.

     15. DESIGNATION OF BENEFICIARY.

     (a) A Participant may file a written designation of a beneficiary who is to receive any shares and cash from the Participant's account under the Plan in the event of such Participant's death during an Offering Period or subsequent to an Exercise Date on which the Option is exercised but prior to delivery to such Participant of such shares.

     (b) Such designation of beneficiary may be changed by the Participant at any time by written notice to the Committee. In the event of the death of a Participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such Participant's death, the Company shall deliver such shares and cash to the legal representative of the Participant's estate (or other validly authorized individual or person in the event of a "small estate" in which no legal representative is appointed).

     (c) All beneficiary designations shall be in such form and manner as the Committee may designate from time to time.

     16. TRANSFERABILITY. Neither payroll deductions credited to a Participant's account nor any rights with regard to the exercise of an Option or to receive shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in Section 15 hereof) by the Participant. Any such attempt at assignment, transfer, pledge or other disposition shall be void, except that the Committee, in its sole discretion, may treat such act as an election to terminate the Participant's subscription in accordance with Section 10 hereof.

     17. USE OF FUNDS. All payroll deductions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions. Until shares are issued, a Participant shall only have the rights of an unsecured creditor with respect to payroll deductions on his account pursuant to his subscription agreement.

     18. ACCOUNTS AND REPORTS. Individual accounts shall be maintained for each Participant in the Plan. Statements of account shall be given to participating Eligible Employees at least annually, which statements shall set forth the amounts of payroll deductions, the Purchase Price, the number of shares purchased and the remaining cash balance, if any.

     19. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION, DISSOLUTION, LIQUIDATION, MERGER OR CHANGE OF CONTROL.

     (a) CHANGES IN CAPITALIZATION. Subject to any required action by the shareholders of the Company, the maximum number of shares of the Company's Common Stock which shall be made available for sale under the Plan, the maximum number of shares each Participant may purchase each Purchase Period (pursuant to Section 7), as well as the price per share and the number of shares of Common Stock covered by each Option under the Plan which has not yet been exercised, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other change in the number of shares of Common Stock effected without receipt of consideration by the Company; provided, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Committee, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Option.

     (b) In the event of a Change of Control, the Offering Period then in progress shall immediately terminate, each outstanding Option shall be automatically exercised immediately prior to such Change of Control, and upon such Change of Control the Plan shall otherwise shall terminate in accordance with Section 20. When practicable, the Committee shall notify each Participant in writing, at least ten (10) business days prior to such Change of Control of the imminent Change of Control and the effect thereof on the Participant.

     (c) A "CHANGE OF CONTROL" shall mean the occurrence of any of the following events:

          (i) The acquisition (other than from the Company) by any person, entity, or "group," within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act, of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 15% or more of either the then outstanding shares of Common Stock or the combined voting power of the Company's then outstanding voting securities entitled to vote generally in the election of directors; provided, however, no Change in Control shall be deemed to have occurred for any acquisition by any corporation with respect to which, following such acquisition, more than 60% of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the then outstanding shares of Common Stock or the combined voting power of the Company's then outstanding voting securities immediately prior to such acquisition in substantially the same proportions as their ownership, immediately prior to such acquisition, of the Company's then outstanding Common Stock and then outstanding voting securities, as the case may be; or

          (ii) Individuals who, as of the date hereof, constitute the Board (as of the date hereof the "INCUMBENT BOARD") cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the Directors of the Company) shall be, for purposes of this Agreement, considered as though such person were a member of the Incumbent Board; or

          (iii) Consummation of a reorganization, merger or consolidation, in each case, with respect to which persons who were the stockholders of the Company immediately prior to such reorganization, merger or consolidation do not, immediately thereafter, own more than 60% of the combined voting power entitled to vote generally in the election of directors of the reorganized, merged or consolidated company's then outstanding voting securities, or shareholder approval of a liquidation or dissolution of the Company or of the sale of all or substantially all of the assets of the Company.

     20. AMENDMENT OR TERMINATION.

     (a) The Board or Committee may at any time and for any reason terminate or amend the Plan, subject to any requirement of shareholder approval of a Plan amendment pursuant to Section 423 of the Code (and the regulations thereunder) or any rule or regulation of the Securities and Exchange Commission or any exchange on which shares of the Company are traded. Except as otherwise provided in the Plan, no such termination shall affect Options previously granted; provided, an Offering Period may be terminated by the Committee on any Exercise Date if the Committee determines that the termination of the Offering Period or the Plan is in the best interests of the Company and its shareholders. Except as provided in Section 19 and this Section 20 hereof, no amendment shall modify any Option theretofore granted that adversely affects the rights of the Participant granted such Option. Anything to the contrary herein notwithstanding, any amendment to increase the maximum number of shares of Common Stock available for purchase under the Plan as set forth in Section 13(a) shall be effective only upon shareholder approval.

     (b) Without shareholder consent and without regard to whether any Participant rights may be considered to have been "adversely affected," the Committee shall be entitled to change the Offering Periods, limit the frequency and/or number of changes in the amount withheld during an Offering Period, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a Participant in order to adjust for delays or mistakes in the Company's processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each Participant properly correspond with amounts withheld from the Participant's Compensation, and establish such other limitations or procedures as the Committee determines in its sole discretion advisable which are consistent with the Plan.

     (c) The Plan shall immediately terminate, and all amounts on account shall be refunded to the Participants, without interest:

          (i) if the Company shall not obtain such shareholder approval as may be required pursuant to Section 423 of the Code (or any successor rule or provision or any other applicable law, regulation or stock exchange rule);

          (ii) following the automatic exercise of Options upon a Change of Control as provided under Section 19; or

          (iii) if the Common Stock of the Company shall cease for any reason to be listed on any nationally recognized stock exchange or national market quotation system.

     (d) In the event the Committee determines that the ongoing operation of the Plan may result in unfavorable financial accounting consequences, the Board may, in its discretion and, to the extent necessary or desirable, modify or amend the Plan to reduce or eliminate such accounting consequence including, but not limited to:

          (i) increasing the Purchase Price for any Offering Period including an Offering Period underway at the time of the change in Purchase Price;

          (ii) shortening any Offering Period so that Offering Period ends on a new Exercise Date, including an Offering Period underway at the time of the Board action; and

          (iii)  allocating shares.

Such modifications or amendments shall not require stockholder approval or the consent of any Plan Participants.

     21. NOTICES. All notices or other communications by a Participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form and manner specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

     22. NO RIGHT TO CONTINUED EMPLOYMENT. Neither the Plan nor any action taken hereunder shall be construed as giving any employee, director or other person the right to be retained in the employ or service of the Company, nor shall it interfere in any way with the right of the Company to terminate any employee's employment.

     23. GOVERNING LAW. The Plan shall be governed by the laws of the State of Illinois (determined without regard to the choice of law provisions thereof). Each Participant shall, by participating in the Plan, consent to the jurisdiction and venue of the federal and state courts located in Chicago, Illinois.

     24. CONDITIONS UPON ISSUANCE OF SHARES.

     (a) Shares shall not be issued with respect to an Option unless the exercise of such Option and the issuance and delivery of such shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the Sarbanes-Oxley Act of 2002, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may then be listed.

     (b) As a condition to the exercise of an Option, the Company may require the person exercising such Option to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.

     (c) Certificates representing shares issued under the Plan shall be subject to such stop-transfer orders and other restrictions as may be applicable under such laws, regulations and other obligations of the Company, including any requirement that a legend or legends be placed thereon. Notwithstanding the foregoing, the Committee may adopt additional terms and conditions to the extent required to comply with local laws and regulations.

     25. TERM OF PLAN. The Plan shall become effective upon the date of its adoption by the Board of Directors (and the first Offering Period shall commence January 1, 2004), subject to approval of the shareholders of the Company within twelve months thereafter. It shall continue in effect until terminated under
Section 20 hereof.

CLARCOR Inc.                                       PROXY/VOTING INSTRUCTION CARD
================================================================================

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING ON MARCH 22, 2004.

The undersigned hereby appoints J. MARC ADAM and JAMES L. PACKARD or any one or more of them, acting alone if only one shall be present, or jointly if more than one shall be present, the true and lawful attorneys of the undersigned, with power of substitution, to vote as proxies for the undersigned at the Annual Meeting of Shareholders of CLARCOR Inc. to be held at the offices of Total Filtration Services, Inc., 2911 Research Drive, Rochester Hills, Michigan 48309, on Monday, March 22, 2004 at 9:00 a.m., Eastern Standard Time, and all adjournments thereof, all shares of Common Stock which the undersigned would be entitled to vote and all as fully and with the same effect as the undersigned could do if then personally present.

Receipt is acknowledged of the Company's Annual Report to Shareholders for the fiscal year ended November 29, 2003, and the Notice and Proxy Statement for the above Annual Meeting.

The Company is aware of two matters to be voted upon at this Annual Meeting: 1. the election of directors - the nominees are Messrs. Robert J. Burgstahler, Paul Donovan and Norman E. Johnson; and 2. the proposed Employee Stock Purchase Plan described in the Proxy Statement for this Annual Meeting.

YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES (SEE REVERSE SIDE) BUT YOU NEED NOT MARK ANY BOXES IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS. IF A VOTE IS NOT SPECIFIED, THE PROXIES NAMED ABOVE WILL VOTE FOR THE NOMINEES FOR ELECTION AS DIRECTORS AND FOR THE ADOPTION OF THE EMPLOYEE STOCK PURCHASE PLAN. THE PROXIES CANNOT VOTE YOUR SHARES UNLESS YOU SIGN AND RETURN THIS CARD.

                                                                SEE REVERSE
                                                                   SIDE
--------------------------------------------------------------------------------
                              FOLD AND DETACH HERE

     PLEASE MARK YOUR
[X]  VOTES AS IN THIS
     EXAMPLE.                                        5086
                                       -------

         THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER(S). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE NOMINEES FOR ELECTION AS DIRECTORS NAMED IN THIS PROXY AND FOR THE ADOPTION OF THE EMPLOYEE STOCK PURCHASE PLAN.

--------------------------------------------------------------------------------

                    THE BOARD OF DIRECTORS RECOMMENDS A VOTE
     FOR SUCH NOMINEES AND FOR ADOPTION OF THE EMPLOYEE STOCK PURCHASE PLAN.


                   FOR  WITHHELD                         FOR   AGAINST   ABSTAIN
1.  Election of    [ ]  [ ]       2.  Proposal to adopt  [ ]     [ ]       [ ]
    Directors                         Employee Stock
    (See Reverse)                     Purchase Plan.

FOR, EXCEPT VOTE WITHHELD
  FROM THE FOLLOWING NOMINEE(s):

3. In their discretion, the
   Proxies are authorized to
   vote upon such other
   business as may properly come
   before the meeting.

SIGNATURE(S)                                           DATE
            ------------------------------------------      -------------------

NOTE: Please date and sign as name appears hereon. If shares are held jointly by two more persons, each shareholder named should sign. Executors, administrators, trustees, etc. should so indicate when signing. If the signer is a corporation, please sign full corporate name by duly authorized officer. If a partnership, please sign in partnership name by authorized person.

--------------------------------------------------------------------------------
                              FOLD AND DETACH HERE








                                       2